Exhibit 10.67

FIRST AMENDMENT TO PURCHASE AND SALE CONTRACT

            This First Amendment to Purchase and Sale Contract (this “Amendment”) is made as of November 5, 2008, between CCIP KNOLLS, L.L.C. (“Seller”) and HAMILTON ZANZE & COMPANY(“Purchaser”).

W I T N E S S E T H:

            WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Contract, dated as of October 10, 2008, with respect to the sale of certain property described therein (as amended, the “Agreement”); and

            WHEREAS, Seller and Purchaser desire to amend certain provisions of the Agreement.

            NOW, THEREFORE, in consideration of the mutual covenants herein contained, the sum of $10.00 and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.      Capitalized Terms.     Capitalized terms used in this Amendment shall have the meanings given to them in the Agreement, except as expressly otherwise defined herein.

2.      Closing Date. The first sentence of Section 5.1 of the Agreement shall be deleted and replaced as follows:

“On or before the expiration of the Feasibility Period, Seller shall deliver to Purchaser a written notice setting forth the date that the Closing shall occur (such date, the "Closing Date"); provided, however, that the Closing Date shall be a Business Day that is not earlier than November 26, 2008 and not later than December 31, 2008.”

3.      Cross Default Provisions.  The following shall be added as Article XV to the Agreement:

“ARTICLE XV

CROSS DEFAULT PROVISIONS

15.1     Cross- Default.  If the seller under a Related Contract is in default thereunder after the receipt of any required notice and the expiration of any applicable grace period, then such default shall constitute an immediate event of default under this Contract and Purchaser shall have the right to exercise all of Purchaser’s rights and remedies set forth in Section 10.2 hereof, provided, however, whichever rights and remedies Purchaser shall exercise under Section 10.2 hereof must be comparable with the rights and remedies exercised by the purchaser under such Related Contract (i.e. if a seller under a Related Contract is in default and, as a result of such default, Purchaser elects to terminate such Related Contract and receive a refund of the deposit thereunder, then Purchaser shall automatically elect to terminate this Contract and receive a refund of the Deposit).  Further, if the purchaser under a Related Contract is in default thereunder after the receipt of any required notice and the expiration of any applicable grace period, then such default shall constitute an immediate event of default under this Contract and Seller shall have the right to exercise all of Seller’s rights and remedies set forth in Section 10.1 hereof.

15.2     Cross-Termination.    If any Related Contract is validly terminated by the seller thereunder or by the purchaser thereunder for any reason pursuant to the terms of such Related Contract, then (a) this Contract shall automatically terminate on the date on which such Related Contract is terminated, (b) if, as a result of such termination of a Related Contract, the deposit thereunder is payable to the seller under such Related Contract, then the Deposit shall be paid to Seller, (c) if, as a result of such termination of a Related Contract, the deposit thereunder is payable to the purchaser under such Related Contract, then the Deposit shall be paid to the Purchaser, and (d) thereafter neither Seller or Purchaser shall have any further rights or obligations hereunder, other than those which expressly survive the termination of this Contract.

15.3     Related Contracts.  For purposes of this Article XV, the term “Related Contracts” shall mean, collectively, (i) that certain Contract of Sale, dated as of the date of this Amendment, between Fort Carson Associates LP, as seller, and Hamilton Zanze & Company, as purchaser, for the sale of the real property and improvements located thereon commonly known as Broadmoor Ridge Apartments and located at 3893 Westmeadow Drive, Colorado Springs, Colorado 80906, as the same may be modified or amended and (ii) that certain Contract of Sale, dated as of the date of this Amendment, between AIMCO Mountain View, L.L.C., as seller, and Hamilton Zanze & Company, as purchaser, for the sale of the real property and improvements located thereon commonly known as Mountain View Apartments and located at 4085 Westmeadow Drive, Colorado Springs, Colorado 80906, as the same may be modified or amended; and each a “Related Contract.”

4.      Miscellaneous.           This Amendment (a)  supersedes all prior oral or written communications and agreement between or among the parties with respect to the subject matter hereof, and (b) may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute a single instrument and may be delivered by facsimile transmission, and any such facsimile transmitted Amendment shall have the same force and effect, and be as binding, as if original signatures had been delivered.  As modified hereby, all the terms of the Agreement are hereby ratified and confirmed and shall continue in full force and effect.

[Signature Page to Follow]

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year hereinabove written.

Seller:

CCIP KNOLLS, L.L.C., a Delaware limited liability company

By:   Consolidated Capital Institutional Properties, L.P.,
Series B, a California limited partnership,
its sole member

By:   ConCap Equities, Inc., a Delaware corporation,
its general partner

By:  /s/Brian J. Bornhorst

Name:  Brian J. Bornhorst

Title:  Vice President

Purchaser:

HAMILTON ZANZE & COMPANY,

a California corporation

By:  /s/Kurt Houtkooper

Name:  Kurt Houtkooper

Title:  CIO